STOCK PURCHASE AGREEMENT
                            ----- -------- ---------

     STOCK PURCHASE AGREEMENT (the "Agreement") dated as of December 12, 2004, by, between and among Supcor, INC., a corporation organized under the laws of the State of Delaware ("Supcor") with offices located at 515 Madison Avenue, 21st floor, New York, New York 10022 and the shareholders (listed in Schedule A annexed hereto collectively and referred to as the "Sellers")of Beijing Tenet Jove Technological Development Co. Ltd. a corporation organized under the laws the Peoples Republic of China, with offices at B-3106, 39 East 3rd Ring Road, Chaoyang District, Beijing 100022, China, People's Republic of China ("Tenet Jove").

     WHEREAS, The Sellers collectively own 100% of the outstanding shares of common stock or other units of ownership (the "Target Shares") of Tenet Jove, said Target Shares constituting all of the issued and outstanding ownership units of Tenet Jove;

     WHEREAS, the Sellers desire to sell and Supcor desires to purchase all of the Target Shares; and

     NOW, THEREFORE, in consideration of the mutual covenants, agreements, representations and warranties herein contained, the parties hereby agree as follows:

     1. Purchase and Sale. On the terms and conditions set forth herein, each of the Sellers hereby agree to sell to Supcor and Supcor hereby agrees to buy from the each of the Sellers, the Target Shares owned by the Sellers as set forth on Schedule "B" annexed hereto.

     2. Purchase Price and Issuance of Shares. In consideration for its purchase of the Target Shares, Supcor is issuing an aggregate of 13,600,000 shares of Supcor common stock, par value $.001 per share (the "Supcor Shares") to Sellers in exchange for 100% of the Target Shares. The Supcor Shares will be issued to each Seller or his or her designee in accordance with Schedule "A" attached hereto. Supcor agrees to a 2:1 reverse split of its stock prior to the issue of the 13,600,000 purchase shares referenced above. Supcor agrees to a corporate change of its name upon completion upon completion of the acquisition of the Tenet Jove shares. The agreed name change is to Shineco, Inc.

     3. Representations and Warranties of Tenet-Jove and the Sellers. In order to induce Supcor to enter into the Agreement and to complete the transaction contemplated hereby, Tenet-Jove and each Seller severally represent and warrant to Supcor that, except as otherwise set forth herein or in any schedule annexed hereto:

(a) Organization and Standing. Tenet Jove is a corporation duly organized, validly existing and in good standing under the laws of the People's
     Republic of China, is qualified to do business as a corporation in every jurisdiction in which it is required to be qualified in every jurisdiction in which it is required to be so qualified, except where the failure to so qualify would not have a material adverse effect on Tenet Jove, and has full corporate power and authority to carry on its business as now conducted and to own its properties. Attached hereto as Schedule 3A is a true and correct copy with English translation of Tenet Jove's Corporate By-laws, in effect as of the date hereof.

(b) Registered Capital. The entire registered capital is 9 million RMB, which has been duly authorized and fully paid, and nonassessable.

(c) Ownership of Tenet Jove Shares. Each Seller owns beneficially the number of Target Shares set forth next to his or her name in the preamble to this Agreement, free and clear of any restrictions on transfer, taxes, security interests, options, warrants, purchase rights, contracts, commitments, equities, claims, and demands. None of the Sellers is a party to any option, warrant, purchase right, or other contract or commitment that could require such Seller to sell, transfer, or otherwise dispose of any capital stock of Tenet Jove (other than this Agreement).

(d) Taxes. Except as set forth on Schedule 3D, annexed hereto, Tenet Jove has filed all People's Republic of China income or other tax returns and reports that, to its knowledge it is required to file with all People's Republic of China or U.S. governmental agencies, and has, to its knowledge, paid or accrued for payment all taxes as shown on such returns, such that a failure to file, pay or accrue will not have a material adverse effect on Tenet Jove.

(e) Pending Actions. There are no legal actions, lawsuits, proceedings or investigations, administrative or judicial, pending or to the knowledge of the Sellers or Tenet Jove threatened against Tenet Jove, or against the Sellers that arise out of their operation of Tenet Jove, which if decided adversely to Tenet Jove or the Sellers, would have a material adverse effect on Tenet Jove.

(f) Governmental Regulation. To the knowledge of Tenet Jove and the Sellers, Tenet Jove is not knowingly in violation of any law, material ordinance or regulation to which it is subject, the violation of which would have a material adverse effect on Tenet Jove.

(g) No Debt Owed by Tenet Jove to Sellers. Except for salary and benefits accrued in the ordinary course of business and consistent with Tenet Jove's past practices, Tenet Jove does not owe any money, securities, or property to either of the Sellers or any member of their immediate families or to any company controlled by such a person, directly or indirectly.

(h) Authorization of Transaction. Tenet-Jove has full corporate power and authority to execute and deliver this Agreement and to perform its obligations hereunder. This Agreement constitutes the valid and legally binding obligation of Tenet-Jove, enforceable in accordance with its terms and conditions. After the execution of this agreement, Tenet Jove needs to file with relative Chinese authorities and get government approval thereof for the purpose of becoming a foreign investment corporation in China, a wholly owned subsidiary of Supcor.

(i) Noncontravention. Neither the execution and the delivery of this Agreement nor the consummation of the transactions contemplated hereby, will (A) violate any constitution, statute, regulation, rule, injunction, judgment, order decree, ruling, charge, or other restriction of any government, governmental agency, or court to which Tenet Jove is subject or any provision of its charter or bylaws or (B) conflict with, result in a breach of, constitute a default under, result in the acceleration of, create in any party the right to accelerate, terminate, modify, or cancel, or require



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     any notice under any agreement,  contract,  lease, license,  instrument, or other arrangement to which Tenet Jove is a party or by which it is bound or to which any of its assets is subject.

     4. Representations and Warranties of Supcor. In order to induce the Sellers and Tenet Jove to enter into the Agreement and to complete the transaction contemplated hereby, Supcor represents and warrants to Tenet Jove and Sellers that:

(a) Organization and Standing. Supcor is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware, is qualified to do business as a foreign corporation in every jurisdiction in which such qualification is required, and has full power and authority to carry on its business as now conducted and to own and operate its assets, properties and business.

(b) Capitalization. As of the date hereof, and as of the Closing Date, the entire authorized capital stock of Supcor consists of 100,000,000 shares of common stock, par value $.001 per share, of which 5,295,280 shares are issued and outstanding. All of the issued and outstanding shares of Supcor common stock have been duly authorized and are validly issued, fully paid, and nonassessable and have been issued free of preemptive rights of any security holder. Except as provided by this Agreement, there are no outstanding or authorized options, warrants, purchase rights, subscription rights, conversion rights, exchange rights, or other contracts or commitments that could require Supcor to issue, sell, or otherwise cause to become outstanding any of its capital stock. There are no outstanding or authorized stock appreciation, phantom stock, profit participation, or similar rights with respect to Supcor.

(c) Authorization of Transaction. Supcor has full corporate power and authority to execute and deliver this Agreement and to perform its obligations hereunder. This Agreement constitutes the valid and legally binding obligation of Supcor, enforceable in accordance with its terms and conditions. Supcor need not give any notice to, make any filings with, or obtain any authorization, consent, or approval of any government or governmental agency, in order to consummate the transactions contemplated by this Agreement, other than (i) filings that may be required or permitted under states securities law, the Act and/or the Exchange Act resulting from the issuance of the Supcor Shares, and; ii) the filing of a Certificate of Amendment (the "Amendment") to its Articles of Incorporation reflecting the change in authorized capital as set forth in 4(b), above.

(d) Noncontravention. Neither the execution and the delivery of this Agreement nor the consummation of the transactions contemplated hereby, will (A) violate any constitution, statute, regulation, rule, injunction, judgment, order decree, ruling, charge, or other restriction of any government, governmental agency, or court to which Supcor is subject or any provision of its charter or bylaws or (B) conflict with, result in a breach of, constitute a default under, result in the acceleration of, create in any party the right to accelerate, terminate, modify, or cancel, or require any notice under any agreement, contract, lease, license, instrument, or other arrangement to which Supcor is a party or by which it is bound or to which any of its assets is subject.

(e) Ownership of Shares. The Supcor Shares have been duly authorized and, when issued pursuant to the Agreement, will have been validly issued, fully paid and non-assessable, with no personal liability attaching to the holders of such shares, free of preemptive rights of any security holder and, free and clear of all liens, encumbrances and restrictions of any nature whatsoever, except by reason of the fact that such Supcor Shares will not have been registered under the Act and state securities laws.

(f)  Material Agreements. Supcor is not a party to or bound by any:

     (i)       employment, advisory or consulting contract;
     (ii)      plan providing for employee benefits of any nature;



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     (iii)     lease with respect to any property or equipment;
     (iv) contract, agreement, understanding or commitment for any future expenditure in excess of $1,000 in the aggregate;
     (v)       contract  or  commitment   pursuant  to  which  it  has  assumed,
               guaranteed, endorsed, or otherwise become liable for any obligation of any other person, firm or organization;
     (vi) agreement with any person relating to the dividend, purchase or sale of securities, that has not been settled by the delivery or payment of securities when due, and which remains unsettled upon the date of the Agreement.

(g) Taxes. Supcor has filed all federal, state and local income or other tax returns and reports that it is required to file with all governmental agencies, wherever situate, and has paid all taxes as shown on such returns. All of such returns are true and complete.

(h) Absence of Liabilities. As of the Closing date, Supcor will have no liabilities (whether known or unknown, whether asserted or unasserted, whether absolute or contingent, whether accrued or unaccrued, whether liquidated or unliquidated and whether due or to become due, including any liability for taxes, except for the costs, including legal and accounting fees and other expenses, in connection with this transaction for which Supcor agrees to be responsible.

(i) No Pending Actions. There are no legal actions, lawsuits, proceedings or investigations, administrative or judicial, pending or threatened, against or affecting Supcor, or against any of Supcor's officers or directors and arising out of their operation of Supcor. Supcor has been in compliance with, and has not received notice of violation of any law, ordinance or regulation of any kind whatever, including, but not limited to, the Act, the Securities Exchange Act of 1934, as amended, (the "Exchange Act") the rules and regulations of the SEC, or the securities laws and regulations of any state. Supcor is not an "investment company" as such term is defined by the Investment Company Act of 1940, as amended.

(j) Corporate Records. All of Supcor's books and records, including, without limitation, its books of account, corporate records, minute book, stock certificate books and other records are up-to-date, complete and reflect accurately and fairly the conduct of its business in all respects since its date of incorporation.

(k) Filings with the SEC; Financial Statements. Supcor has made all filings with the SEC that it has been required to make under the Act and the Exchange Act (such reports, together with Supcor's Registration Statement on Form 10-SB, as amended from time to time, are hereinafter collectively referred to as the "Public Reports"). Each of the Public Reports has complied with the Act and the Exchange Act, as the case may be, in all material respects. None of the Public Reports, as of their respective dates, contained any untrue statement of a material fact or omitted to state a material fact necessary in order to make the statements made therein, in light of the circumstances under which they were made, not misleading. Supcor's Form 10-SB, at the time it became effective under the Exchange Act, did not contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements made therein, in light of the circumstances under which they were made, not misleading. The financial statements (including the notes thereto) included in the Public Reports have been prepared in accordance with GAAP applied on a consistent basis throughout the periods covered thereby and present fairly the financial condition of Supcor as of such dates and the results of operations of Supcor for such periods; provided, however, that the financial statements for all interim periods are subject to normal year-end adjustments and lack footnotes and other presentation items.

(l) Access to Information; Speculative Investment. Supcor has had a full opportunity to request from Tenet Jove and review, and has received all information which it deems relevant in making a decision to acquire the Target Shares to be acquired by it hereunder.



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






     5. Term. All representations and warranties made herein and in the exhibits attached hereto shall survive the execution and delivery of the Agreement for the three months period following the date hereof.

     6. Covenants.

(a) Tenet Jove and Supcor agree that, between the date of this Agreement and the Closing, except as contemplated by any other provisions of this Agreement, unless the other shall otherwise agree in writing, which agreement shall not be unreasonably withheld or delayed, the business of Tenet Jove and Supcor shall be conducted only in the ordinary course of business consistent with past practice. By way of amplification and not limitation, except as set forth herein, Tenet Jove and Supcor shall not, between the date of this Agreement and the Closing, directly or indirectly, do, or agree to do, any of the following:

     (i)       except as contemplated by Section 4(b);

     (ii) issuance, sell, pledge, dispose of, grant, transfer, or authorize the issuance, sale, pledge, disposition, grant, transfer or encumbrance of, any shares of its capital stock or securities convertible or exchangeable or exercisable for any shares of such capital stock, or any options, warrants or other rights of any kind to acquire any shares of such capital stock, or any other ownership interest (including, without limitations, any phantom interest) of such entity; and

     (iii)     declare,   set  aside,   make  or  pay  any   dividend  or  other
               distribution, payable in cash , stock, property or otherwise, with respect to any of its capital stock.

(b) Each of Tenet-Jove, the Sellers and Supcor shall give prompt notice the other of (i) any notice or other communication from any person alleging that the consent of such person is or may be required in connection with the transactions contemplated by this Agreement, (ii) any notice or other communication from any governmental entity or any person in connection with the transactions contemplated by this Agreement, (iii) any actions, suits, claims, investigations or proceedings commenced or, to the best of its knowledge, threatened in writing against, relating to or involving or otherwise affecting Tenet Jove or Supcor; and (iv) any inaccuracy in or inability to perform such representations, warranties, or covenants. No such notice shall be deemed to constitute a cure of any breach or representation, warranty, covenant or agreement.

(c) Promptly after the execution of this Agreement, Supcor shall prepare and file with the SEC an information statement relating to the transaction herein contemplated (together with any amendments thereof or supplements thereto, the "Information Statement"). Supcor shall provide copies of the Information Statement to Tenet Jove prior to filing same with the SEC and Supcor will effect Tenet Jove's reasonable requests to modify the Information Statement. As promptly as practicable thereafter and subject to receiving all requisite approvals from all governmental entities in the manner contemplated by Section 14 of the Exchange Act and the rules and regulations promulgated thereunder, Supcor shall mail the Information Statement to its stockholders.

(d) Supcor hereby covenants that, except with respect to the Information expressly provided by Tenet Jove for use in the Information Statement (the "Tenet Jove Information"), the Information Statement shall not, at (i) the



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     time the  Information  Statement  (or any  amendment  thereof or supplement thereto) is first mailed to the stockholders of Supcor, and (ii) at the Closing, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein not misleading.

(e) Supcor will make all filings (collectively the "Future SEC Reports") with the SEC that is required to make between the date of this Agreement and the Closing Date under the Act and the Exchange Act. Each of the Future SEC Reports will comply with the requirements of the Act and the Exchange Act, as the case may be, in all material respects.

(f) The Sellers and Supcor shall use all reasonable efforts to (i) take, or cause to be taken, all appropriate action, and do, or cause to be done, all things necessary, proper or advisable under applicable law or otherwise consummate and make effective the transactions contemplated by this Agreement as promptly as practicable, (ii) obtain from any governmental entities any consents, licenses, permits, waivers, approvals, authorizations or orders required to be obtained or made by Supcor or Tenet Jove in connection with the authorization, execution and delivery of this Agreement and the consummation of the transactions contemplated herein, and
     (iii)make all necessary filings, and thereafter make any other required submissions, with respect to this Agreement and the transaction contemplated hereby required under (x) the Securities Act and the Exchange Act, and any other applicable federal or state securities laws, (y) the General Corporation Law of Delaware and (z) any other applicable law; provided that Supcor and Tenet Jove shall cooperate with each other in connection with the making of all such filings, including providing copies of all such documents to the non - filing party and its advisors prior to filing and considering all reasonable additions, deletions or changes suggested in connection therewith.

     7. Conditions to Closing.

(a) This agreement comes into effect when it is filed and approved by relative Chinese authorities. In the event that it is not approved, this agreement will become null and void.

(b) The respective obligations of each party to effect the transactions contemplated herein shall be subject to the satisfaction at or prior to the Closing of the following conditions, any or all of which be waived, in whole or in part, to the extent permitted by applicable law:

     (i) No governmental entity or federal or state court of competent jurisdiction shall have enacted, issued, promulgated, enforced or entered any statute, rule, regulation, executive order, decree, judgment, injunction or other order (whether temporary, preliminary or permanent), in any case which is in effect and which prevents or prohibits consummation of the transactions contemplated in this which is in effect and which prevents or prohibits consummation of the transactions contemplated in this Agreement; provided, however, that the parties shall use their best efforts to cause any such decree, judgment, injunction or other order to be vacated or lifted.

     (ii) In the manner contemplated by Section 14(c)of the Exchange Act and the rules and regulations promulgated thereunder, the Information Statement shall have been distributed to Supcor's stockholders and the time period contemplated by Rule 14c-2(b) promulgated under the Exchange Act shall have elapsed.

(c)  The obligations of Supcor to effect the  transactions  contemplated  herein



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     shall be  subject  to the  satisfaction  at or prior to the  Closing of the following conditions, any or all of which may be waived, in whole or in part, to the extent permitted by applicable law:

     (i) Each of the representations and warranties of the Sellers and Tenet-Jove contained in this Agreement shall be true and correct in all material respects as of the Closing, except that those representations and warranties which address matters only as of a particular date shall remain true and correct in all material respects as of such date. Supcor shall have received a certificate of the principal executive officer of Tenet Jove to such effect.

     (ii) Tenet-Jove and the Sellers shall have performed or complied in all material respects with all agreements and covenants required by this Agreement to be performed or complied with by it on or prior to the Closing. Supcor shall have received a certificate of the principal executive officer of Tenet Jove to such effect.

(d) The obligations of Tenet-Jove and the Sellers to effect the transactions contemplated herein shall be subject to the satisfaction at or prior to the Closing of the following conditions, any or all of which may be waived, in whole or in part, to the extent permitted by applicable law:

     (i) Each of the representations and warranties of Supcor contained in this Agreement shall be true and correct in all material respects as of the Closing, except, that those representations and warranties which address matters only as of a particular date shall remain true and correct in all material respects as of such date. Tenet Jove shall each have received a certificate of the principal executive officer of Supcor to such effect.

     (ii) Supcor shall have performed or complied in all material respects with all agreements and covenants required by this Agreement to be performed or complied with by it on or prior to the Closing. Tenet Jove shall have received a certificate of the principal executive officer of Supcor to such effect.

     8. Closing. The Closing of the transactions contemplated by this Agreement ("Closing") shall take place within 2 days after the completion of the reverse split referred to in Article 2 hereof. At the Closing, all of the documents and items referred to herein shall be exchanged. Upon the completion of the exchange, the Sellers shall assist Supcor in filing with the Chinese government for the purpose of full implementation of this agreement.

     9. Termination: Amendment: Waiver.

(a)  This Agreement may be terminated at any time prior to the Closing:

     (i)       by mutual consent of Supcor and the Sellers;

     (ii) by Supcor, if there has been a material breach by the Sellers and Tenet-Jove of any of its material representations, warranties, covenants or agreements contained in this Agreement;

     (iii)     by the  Sellers  and  Tenet-Jove,  if there  has been a  material
               breach  by  Supcor  of  any  of  its  material   representations,
               warranties, covenants or agreements contained in this Agreement;



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     (iv)      by  either  Supcor  or  the  Sellers  if  any  decree,  permanent injunction, judgment, order or other action by any court of competent jurisdiction or any governmental entity preventing or prohibiting consummation of the transactions contemplate hereby shall have become final and nonappealable, because one of the results of this agreement is that Tenet Jove will be transformed to a foreign investment company, only when the filing with Chinese government has been finished and government approval has been granted, can the transformation be validly finished and the agreement be fully implemented; or

     (v) by either Supcor or the Sellers or Tenet-Jove if the transaction contemplated hereby shall not have been consummated before January 1, 2005 if and only if no willful breach of any representation, warranty or covenant by the party seeking to terminate is a substantial cause of the failure of the transactions contemplated hereby to be consummated by such date.

(b) In the event of the termination of this Agreement by either the Sellers, Tenet-Jove or Supcor pursuant to Section 9a, this Agreement shall forthwith become void.

(c) Except as otherwise required by law, this Agreement may be amended in writing signed by the parties hereto.

(d) At any time prior to the Closing, any party hereto may (i) extend the time for the performance of any of the obligations or other parties hereto, (ii) waive any inaccuracies in the representations and warranties of the other parties contained herein or in any document delivered pursuant hereto and
     (iii) waive compliance by the other parties with any of the agreements of conditions contained herein. Any such extension or waiver shall be valid if set forth in an instrument in writing signed by the party or parties to be bound thereby.

     10. Notices. All notices and other communications given or made pursuant hereto shall be sent by reputable overnight courier next day delivery, and shall be deemed to have been duly given or made as of the date delivered, if delivered personally, to the parties at the addresses set forth in the preamble to this Agreement (or at such other address for a party as shall be specified by like changes of address.)

     11. Exhibits. All Exhibits attached hereto are incorporated herein by this reference as if they were set forth in their entirety.

     12. Miscellaneous Provisions. This Agreement is the entire agreement between the parties in respect of the subject matter hereof, and there are no other agreements, written or oral, nor may this Agreement be modified except in writing and executed by all of the parties hereto. The failure to insist upon strict compliance with any of the terms, covenants or conditions of this Agreement shall not be deemed a waiver or relinquishment of such right or power at any other time or times.

     13. Disputes Settlement. The two parties hereto agree that disputes arising out of or respecting any matter contained in the Agreement or as to the interpretation or performance of any of the provisions of the Agreement shall be resolved through friendly consultancies. In the event that consultancies fail, the disputes shall be submitted to Hong Kong Arbitration Committee for resolution in accordance with the rules of the Hong Kong Arbitration Committee then in effect.

     14. Governing Law. This Agreement shall be governed by and construed in accordance with the internal laws of the People's Republic of China.

     15. Counterparts. This Agreement may be executed in duplicate facsimile counterparts, each of which shall be deemed an original and together shall constitute one and the same binding Agreement, with one counterpart being delivered to each party hereto.

     IN WITNESS WHEREOF, the parties hereto have executed this agreement as of the date and year above first written.


     SUPCOR, INC.


           ------------------------------
     By:   John R. Rice III
           President



     SELLERS:


     ------------------------------               ------------------------------
     Mr. Yuying Zhang                             Ms. Min Zhao


     ------------------------------               ------------------------------
     Mr. Shuangpeng Tian                          Mr. Guocong Zhou


     ------------------------------               ------------------------------
     Mr. Weixing Yin                              Ms. Li Shi


     ------------------------------
     Mr. Guiqing Liu


     Beijing Tenet-Jove Technological Development Co., Ltd.


           ------------------------------
     By:   Mr. Yuying Zhang
           Chairman

                                   SCHEDULE A
                                   ----------

       Beijing Tenet Jove Technological Development Co., Ltd. Shareholders
       -------------------------------------------------------------------



         Name                                      No. of  shares
         ----                                      --------------

Mr. Yuying Zhang                                         30%

Mr. Min Zhao                                             20%

Mr. Shuangpeng Tian                                      13%

Mr. Guocong Zhou                                         13%

Ms. Guiqing Liu                                           6%

Ms. Li Shi                                                9%

Mr. Weixing Yin                                           9%

                                   SCHEDULE B
                                   ----------


         Name                                       No. of Supcor Shares
         ----                                       --------------------

Mr. Yuying Zhang                                        4,080,000

Mr. Min Zhao                                            2,720,000

Mr. Shuangpeng Tian                                     1,768,000

Mr. Guocong Zhou                                        1,768,000

Ms. Guiqing Liu                                           816,000

Ms. Li Shi                                              1,224,000

Mr. Weixing Yin                                         1,224,000